UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a–12

SILVER BULL RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The purpose of this Schedule 14A is to file a press release issued by Silver Bull Resources, Inc. (the “Company”) on April 12, 2021 postponing the 2021 annual meeting of shareholders of the Company to April 19, 2021.

April 12, 2021	OTCQB: SVBL, TSX: SVB

SILVER BULL ANNOUNCES POSTPONEMENT OF ANNUAL MEETING OF SHAREHOLDERS

VANCOUVER, BC – (April 12, 2021) – Silver Bull Resources, Inc. (TSX: SVB, OTCQB: SVBL) (“Silver Bull” or the “Company”) today announced that it is postponing its 2021 annual meeting of shareholders (the “Meeting”) to April 19, 2021 to provide its shareholders with additional time to vote on the proposals submitted for shareholder approval at the Meeting. Shareholders are advised that because one of the proposals involves proposed amendments to the Company’s articles of incorporation, the holders of a majority of the outstanding shares of Silver Bull common stock must approve such proposal.

The record date for determining the shareholders eligible to vote at the Meeting will remain the close of business on February 18, 2021. Shareholders who have already submitted a proxy do not need to vote again for the postponed Meeting rescheduled for Monday, April 19, 2021 at 10:00 a.m. Pacific time at the Company’s offices at 777 Dunsmuir Street, Suite 1610, Vancouver, British Columbia, as the proxies submitted will remain valid.

Of particular importance, the Company’s board of directors strongly recommends that all shareholders to vote “FOR” the proposal to increase the number of authorized shares. In the absence of an affirmative vote to increase the number of authorized shares of Silver Bull common stock, the Company will have virtually no shares available for issuance to raise funds to fund general corporate overhead or cover the costs associated with maintaining its mining interests, including in the Sierra Mojada project in Mexico.

Silver Bull shareholders as of close of business on February 18, 2021 who have not voted are encouraged to vote online at www.proxyvote.com or by telephone at 1-800-690-6903. The proxy voting deadline to vote by Internet or telephone is April 18, 2021 at 11:59 p.m. Eastern time. Silver Bull shareholders who require assistance with voting their shares or have questions may contact the Company by email at info@silverbullresources.com.

Shareholders who have already submitted proxies and want to change their proxy can update their vote at any time before the votes are cast at the Meeting. Your vote will be recorded at the Meeting in accordance with your most recently submitted proxy.

Important Information

This communication may be deemed to be solicitation material in connection with the proposals to be considered at the Meeting. In connection with the proposals, Silver Bull filed a definitive proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) on February 23, 2021. Shareholders are urged to read the definitive proxy statement and all other relevant documents filed with the SEC because they contain important information about the proposals. An electronic copy of the definitive proxy statement is available on the Company’s website at www.silverbullresources.com, on the Company’s EDGAR profile at www.sec.gov, and on its SEDAR profile at www.sedar.com.

Participants in the Solicitation

Silver Bull and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Silver Bull shareholders in respect of the proposals to be considered at the Meeting. Information about the directors and executive officers of Silver Bull can be found in its Annual Report on Form 10-K for the year ended October 31, 2020 filed with the SEC on January 28, 2021, filings on Form 3, 4 and 5 filed with the SEC, and the Company’s definitive proxy statement for the Meeting filed with the SEC on February 23, 2021.

About Silver Bull

Silver Bull is a Vancouver-based mineral exploration company whose shares are listed on the TSX and trade on the OTCQB in the United States. Silver Bull owns the Sierra Mojada Project which is located 150 kilometers north of the city of Torreon in Coahuila, Mexico, and is highly prospective for silver and zinc. Sierra Mojada is currently under a joint venture option with South32 International Investment Holdings Pty Ltd. In addition, Silver Bull’s subsidiary, Arras Minerals Corp. holds an Option Agreement to acquire the Beskauga Copper-Gold Project, located in North Eastern Kazakhstan.

On behalf of the Board of Directors

“Tim Barry”

Tim Barry, CPAusIMM

Chief Executive Officer, President and Director

INVESTOR RELATIONS:

+1 604 687 5800

info@silverbullresources.com

Cautionary note regarding forward looking statements: Certain statements in this news release are “forward-looking” within the meaning of applicable securities legislation. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “continue”, “plans” or similar terminology. Forward-looking statements include, but are not limited to, statements relating to the proposals to be considered at the Meeting. Forward-looking statements are necessarily based upon the current belief, opinions and expectations of management that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political and social uncertainties and other contingencies. Many factors could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, among others, market prices, metal prices, availability of capital and financing, general economic, market or business conditions, as well as other risk factors set out under the heading “Risk Factors” in the Annual Report on Form 10-K for the year ended October 31, 2020, which is available on SEDAR at www.sedar.com. Investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.